Exhibit 10

TENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS  AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 27, 2019, is entered into by and among CONTINENTAL MATERIALS CORPORATION, a Delaware corporation (the “Company”), the financial institutions that are or may from time to time become parties to the Credit Agreement referenced below (together with their respective successors and assigns, the “Lenders” and each, a “Lender”) and CIBC BANK USA,  an Illinois state chartered bank formerly known as The PrivateBank and Trust Company, as Administrative Agent for each Lender (the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement referenced below.

WHEREAS, CIBC Bank USA as sole Lender previously made available to the Company a credit facility pursuant to the terms and conditions of that certain Amended and Restated Credit Agreement, dated as of November 18, 2011, by and among the Company, the Lender and the Administrative Agent, as amended by that certain (i) First Amendment to Credit Agreement, dated as of March 21, 2013, by and among the Company, the Lender and the Administrative Agent, (ii) Second Amendment to Credit Agreement, dated as of March 20, 2014, by and among the Company, the Lender and the Administrative Agent, (iii) Third Amendment to Credit Agreement, dated as of August 11, 2014, by and among the Company, the Lender and the Administrative Agent, (iv) Fourth Amendment to Credit Agreement, dated as of November 13, 2014, by and among the Company, the Lender and the Administrative Agent, (v) Fifth Amendment to Credit Agreement, dated as of March 20, 2015, by and among the Company, the Lender and the Administrative Agent, (vi) Sixth Amendment to Credit Agreement, dated as of August 10, 2015, by and among the Company, the Lender and the Administrative Agent, (vii) Seventh Amendment to Credit Agreement, dated as of March 24, 2016, by and among the Company, the Lender and the Administrative Agent, (viii) Eighth Amendment to Credit Agreement, dated as of May 26, 2017, by and among the Company, the Lender and the Administrative Agent, and (ix) Ninth Amendment to Credit Agreement, dated as of May 15, 2018, by and among the Company, the Lender and the Administrative Agent (together with all exhibits and schedules thereto and any further amendments and modifications thereof from time to time made in accordance with the terms thereof being hereinafter referred to as the “Credit Agreement”); and

WHEREAS, the parties to this Amendment desire to amend the Credit Agreement to, among other things, (i) modify the definition of EBITDA to account for certain non-recurring items,  (ii) modify the financial covenant in Section 11.13.1 (Minimum Fixed Charge Coverage Ratio), and (iii) eliminate all other financial covenants in Section 11.13, including Section 11.13.2 (Minimum Tangible Net Worth), Section 11.13.3 (Balance Sheet Leverage Ratio),  Section 11.13.4 (Capital Expenditures),  Section 11.13.5 (Williams EcoLogix - Cash Expenditures) and Section 11.13.6 (Minimum EBITDA), in each case, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, to induce the Lender and Administrative Agent to enter into this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by the parties hereto as follows:

Section 1.  Incorporation of Recitals.  The foregoing recitals are hereby incorporated into and made a part of this Amendment.

Section 2.  Amendment of the Credit Agreement.  It is hereby agreed and understood that, subject to the complete fulfillment and performance of the conditions precedent set forth in Section 5 of this Amendment, the Credit Agreement is hereby amended and modified as follows:

A.The definition of “EBITDA” is hereby deleted in its entirety and replaced with the following:

“EBITDA means, for any Computation Period (or another time period to the extent expressly provided herein), the sum of the following with respect to the Company and its Subsidiaries each as determined in accordance with GAAP:

(a)Consolidated Net Income, plus

(b)federal, state and other income taxes deducted in the determination of Consolidated Net Income, plus

(c)Interest Expense deducted in the determination of Consolidated Net Income, plus

(d)depreciation, depletion and amortization expense deducted in the determination of Consolidated Net Income, plus

(e)non-recurring fees and costs paid by the Company in respect of the following: (i) fees and due diligence costs associated with the Company’s permitted acquisitions; (ii) legal fees and costs associated with the Valco trial preparation;  (iii) executive recruitment fees for the Company’s new Chief Financial Officer and Chief Operating Officer; and (iv) additional fees and costs associated with the exploration of the Company’s Hitch Rack Ranch facility in Colorado Springs, Colorado to determine the suitability for mining and the pursuit of mining permits,  plus

(f)any other non-cash charges and any extraordinary charges deducted in the determination of Consolidated Net Income, including any asset impairment charges (including write downs of goodwill), minus

(g)any gains from Asset Dispositions, any extraordinary gains and any gains from discontinued operations included in the determination of Consolidated Net Income.

All references to “non-cash” charges above shall only include items for which no cash outlay could reasonably be expected at any time now or in the future.”

B.Section 11.13 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“11.13             Financial Covenants

11.13.1            Minimum Fixed Charge Coverage Ratio.  Not permit the Fixed Charge Coverage Ratio for any Computation Period referenced below to be less than the applicable amount set forth below:

Computation Period Ending	Fixed Charge Coverage Ratio

December 31, 2018 and each Fiscal Quarter end thereafter	1.06 to 1.0

C.Exhibit B to the Credit Agreement (Compliance Certificate) shall be revised as necessary to reflect the foregoing modifications to the financial covenants contained in the Credit Agreement.

Section 3.  Revolving Loan Note.  It is hereby agreed and understood that the Third Amended and Restated Revolving Loan Note dated March 24, 2016 in the principal amount of $20,000,000 remains in full force and effect and that the Obligations evidenced thereby remain due and payable on the terms set forth therein and in the Credit Agreement (as modified by this Amendment).

Section 4.  Amendment of the Loan Documents.  It is hereby agreed and understood by the Administrative Agent, each Lender and the Company that, subject to the complete fulfillment and performance of the conditions precedent set forth in Section 5 of this Amendment and effective as of the effective date of this Amendment, each reference to the Credit Agreement, the Revolving Loan, the Revolving Loan Note, and/or any other defined terms or any Loan Documents in any Loan Documents shall be deemed to be a reference to any such defined terms or such agreements as such terms or agreements are amended or modified by this Amendment.  Any breach of any representation, warranty, covenant or agreement contained in this Amendment shall be deemed to be an Event of Default for all purposes of the Credit Agreement.

Section 5.  Conditions Precedent.  The effectiveness of this Amendment and the obligations of the Administrative Agent and each Lender hereunder are subject to the satisfaction, or waiver by the Administrative Agent, of the following conditions precedent on or before the date hereof (unless otherwise provided or agreed to by the Administrative Agent) in addition to the conditions precedent specified in Section 12.2 of the Credit Agreement:

A.The following statements shall be true and correct and the Company, by executing and delivering this Amendment to the Lender and the Administrative Agent, hereby certifies that the following statements are true and correct as of the date hereof:

(1)Other than as expressly contemplated by this Amendment, since the date of the most recent financial statements furnished by the Company to the Administrative Agent (which financial statements were true and correct in all material respects and otherwise conformed to the requirements set forth in the Credit Agreement for such financial statements), there shall have been no change which has had a Material Adverse Effect;

(2)The representations and warranties of the Company set forth in the Credit Agreement and the other Loan Documents (as amended by this Amendment) are true and correct in all material respects on and as of the date of this Amendment with the same effect as though made on and as of such date, except to the extent (x) such representation and warranty is already qualified by materiality, in which case such representation and warranty shall be true and correct and all respects and (y) such representations and warranties expressly relate to an earlier date;

(3)no Unmatured Event of Default or Event of Default has occurred and is continuing; and

(4)No consents, licenses or approvals are required in connection with the execution, delivery and performance by the Company of this Amendment or the validity or enforceability against the Company of this Amendment which have not been obtained and delivered to the Administrative Agent.

Section 6.  Miscellaneous.

A.Except as expressly amended and modified by this Amendment, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect in accordance with the terms thereof.

B.This Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

C.This Amendment shall be construed in accordance with and governed by the internal laws, and not the laws of conflict, of the State of Illinois.

D.The headings contained in this Amendment are for ease of reference only and shall not be considered in construing this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to Amended and Restated Credit Agreement to be duly executed as of the date first above written.

COMPANY:

CONTINENTAL MATERIALS CORPORATION

By:	/s/ Paul Ainsworth
Paul Ainsworth
Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDER:

CIBC BANK USA

By:	/s/ Richard Pierce
Richard Pierce
Managing Director